Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of PLBY Group, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2024 (the “Report”), Marc Crossman, Chief Financial Officer & Chief Operating Officer of the Company, certifies, to the best of his knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

a.The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 13, 2025

By: /s/ Marc Crossman
Marc Crossman
Chief Financial Officer & Chief Operating Officer
(Principal Financial Officer)